CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (filed with the Securities and Exchange Commission on August 25, 2000) and the following Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. ("IPG" or the "Company"), of our report dated March 13, 1998, with respect to the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Hill, Holliday, Connors, Cosmopulos, Inc. for the twelve-month period ended December 31, 1997 (not presented separately herein), included in this Current Report of the Company on Form 8-K filed with the Securities and Exchange Commission: Registration Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-67560; No. 2-72093; No.
2-88165;  No. 2-90878;  No. 2-97440 and No. 33-28143,  relating variously to the
Stock  Option Plan (1971),  the Stock Option Plan (1981),  the Stock Option Plan
(1988) and the Achievement Stock Award Plan of the Company; Registration Statements No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062 and
No. 33-61371, relating variously to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan (1995) of the Company; Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statements No. 33-5352; No. 33-21605; No. 333-4747 and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement No. 333-28029 relating to The Interpublic Outside Directors' Stock Incentive Plan of the Company; and Registration Statement No. 33-42675 relating to the 1997 Performance Incentive Plan of the Company.


Ernst & Young LLP
Boston, Massachusetts

September 8, 2000